Exhibit 99.1

Snail, Inc. Reports Third Quarter 2023 Financial Results

Culver City, CA – November 14, 2023 – Snail, Inc. (NASDAQ: SNAL) (“Snail” or “the Company”), a leading, global independent developer and publisher of interactive digital entertainment, today announced financial results for its third quarter ended September 30, 2023.

“We are thrilled with our third quarter results and the successful official release of ARK Survival Ascended. Collaborating with the incredible Studio Wildcard team on this captivating remake of ARK Survival Evolved has been an absolute delight,” said Jim Tsai, CEO of Snail. “In a short time, we have witnessed an overwhelming level of engagement from our growing global player base. In the first 24 hours, we sold 336,000 units, greatly surpassing our initial expectations. To date, we have sold more than 600,000 units. We are looking forward to continuing to build upon the momentum and creativity within this exciting new chapter of the ARK series.”

Third Quarter 2023 & Subsequent Business Highlights

●	ARK: Survival Evolved. In the three months ended September 30, 2023, ARK: Survival Evolved averaged a total of 231,337 daily active users (“DAUs”) versus 339,884 DAUs in the prior year period.

○	ARK: Survival Evolved units sold increased for the third quarter 2023 compared to the same period last year; approximately 1.2 million vs. 1.1 million, respectively.

○	Through September 30, 2023, total playtime for the ARK franchise amounted to 3.4 billion hours with an average playing time per user of more than 162 hours and with the top 21.0% of all players spending over 100 hours in the game, according to data obtained from the Steam platform.

●	ARK: Survival Ascended. On October 25, 2023, the Company launched its flagship remake of the ARK franchise leveraging Unreal Engine 5’s stunning graphics and introduced a game-altering cross-platform modding system, ushering in a new era of creativity.

○	ARK: Survival Ascended was ranked the top #1 selling game on Steam on launch day.

○	Within five days of launch, ARK: Survival Ascended ranked among the top 8 most popular and played games on Steam with 221,000 average DAUs.

○	From initial launch through October 31, 2023, units sold surpassed expectation by 1.6x.

Selected Third Quarter 2023 Financial Highlights

●	Revenue was $9.0 million for the three months ended September 30, 2023, compared to revenue of $15.6 million in the prior year period, representing a decrease of $6.6 million year over year. The decrease in net revenues was due to a one-time contract revenue payment recognized from deferred revenue for a free week promotion in the amount of $4.0 million that occurred in the three months ended September 2022 but not in 2023 and a decrease in sales of ARK, due to lower average selling prices. ARK sales and in-game purchases decreased by $2.0 million. Sales of the Company’s smaller titles decreased by a collective $0.4 million.

●	Net loss was $4.4 million for the three months ended September 30, 2023 as compared to a net loss of $1.5 million for the three months ended September 30, 2022, representing a decrease of $2.9 million.

●	Bookings for the three months ended September 30, 2023 decreased by $0.8 million, or 7.3%, compared to the three months ended September 30, 2022, primarily as a result of a decrease in ARK revenues and in-game purchases which contributed to $2.0 million of the decrease during the three months ended September 30, 2023 and $4.0 million in deferred revenue recognized during the three months ended September 30, 2022 for obligations met during the period.

●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2023 was a loss of $5.1 million compared to a loss of $1.5 million in the prior year period.

●	As of September 30, 2023, unrestricted cash was $4.9 million versus $12.9 million as of December 31, 2022.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three Months ended September 30,		Nine Months ended September 30,
	2023	2022	2023	2022
	(in millions)		(in millions)
Total net revenue	$9.0	$15.6	$32.3	$59.1
Change in deferred net revenue	1.5	(4.3)	0.8	(7.3)
Bookings	$10.5	$11.3	$33.1	$51.8

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) income tax provision (benefit from) and (iv) depreciation and amortization expense. The following table provides a reconciliation from net income (loss) to EBITDA:

	Three Months ended September 30,		Nine Months ended September 30,
	2023	2022	2023	2022
	(in millions)		(in millions)
Net (loss) income	$(4.4)	$(1.5)	$(11.5)	$3.3
Interest income and interest income – related parties	-	-	(0.1)	(0.6)
Interest expense and interest expense – related parties	0.4	0.3	1.0	0.6
(Benefit from) provision for income taxes	(1.2)	(0.4)	(3.0)	0.8
Depreciation and amortization expense, property and equipment	0.1	0.1	0.3	0.4
EBITDA	$(5.1)	$(1.5)	$(13.3)	$4.5

Webcast Details

The Company will host a webcast at 5:00 PM ET today to discuss the third quarter 2023 financial results. Participants may access the live webcast and replay on the Company’s investor relations website at https://investor.snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the ongoing conflicts involving Russia and Ukraine, and Israel and Hamas,   on its business and the global economy generally; rulings by courts or other governmental authorities; the Share Repurchase Program, including expectations regarding the timing and manner of repurchases made under the program; its plans to pursue and successfully integrate strategic acquisitions; assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, annual reports on Forms 10-K and quarterly reports on 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Snail, Inc.

Snail is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs and mobile devices.

For additional information, please contact: investors@snail.com

Snail, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2023	December 31, 2022

ASSETS

Current Assets:
Cash and cash equivalents	$4,948,832	$12,863,817
Restricted escrow deposit	1,037,739	1,003,804
Accounts receivable, net of allowances for credit losses of $19,929 and $31,525, respectively	4,083,369	6,758,024
Accounts receivable - related party, net	11,599,229	11,344,184
Loan and interest receivable - related party	103,249	101,753
Prepaid expenses - related party	2,500,000	-
Prepaid expenses and other current assets	11,482,303	10,565,141
Total current assets	35,754,721	42,636,723

Restricted cash and cash equivalents	1,115,084	6,374,368
Prepaid expenses - related party	5,582,500	5,582,500
Property, plant and equipment, net	4,768,715	5,114,799
Intangible assets, net - license - related parties	130,435	1,384,058
Intangible assets, net - other	271,918	272,521
Deferred income taxes	10,902,503	7,602,536
Other noncurrent assets	171,512	198,668
Operating lease right-of-use assets, net	2,738,554	3,606,398
Total assets	$61,435,942	$72,772,571

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$9,956,626	$9,452,391
Accounts payable - related party	19,669,868	19,918,259
Accrued expenses and other liabilities	2,305,132	1,474,088
Interest payable - related parties	527,770	527,770
Revolving loan	6,000,000	9,000,000
Notes payable	4,358,333	5,416,666
Convertible notes, net of discount	515,217	-
Current portion of promissory note	2,832,231	86,524
Current portion of deferred revenue	5,848,320	4,335,404
Current portion of operating lease liabilities	1,470,718	1,371,227
Total current liabilities	53,484,215	51,582,329

Accrued expenses	311,276	457,024
Promissory note, net of current portion	-	3,221,963
Deferred revenue, net of current portion	5,680,439	5,216,042
Operating lease liabilities, net of current portion	1,814,962	2,930,529
Total liabilities	61,290,892	63,407,887

Commitments and contingencies

Stockholders’ Equity:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 9,251,420 shares issued, 7,901,145 and 8,053,771 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	925	925
Class B common stock, $0.0001 par value, 100,000,000 shares authorized, 28,748,580 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2,875	2,875
Additional paid-in capital	25,945,549	23,436,942
Accumulated other comprehensive loss	(287,685)	(307,200)
Accumulated deficit	(16,346,691)	(4,863,250)
	9,314,973	18,270,292
Treasury stock at cost (1,350,275 and 1,197,649 shares, respectively)	(3,671,806)	(3,414,713)
Total Snail, Inc. equity	5,643,167	14,855,579
Noncontrolling interests	(5,498,117)	(5,490,895)
Total stockholders’ equity	145,050	9,364,684
Total liabilities, noncontrolling interests and stockholders’ equity	$61,435,942	$72,772,571

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Revenues, net	$8,981,135	$15,614,171	$32,331,876	$59,132,284
Cost of revenues	9,463,086	12,424,067	29,659,788	40,397,396

Gross profit, (loss)	(481,951)	3,190,104	2,672,088	18,734,888

Operating expenses:
General and administrative	3,452,141	4,478,907	11,915,126	13,525,001
Research and development	1,317,400	116,624	3,892,039	479,630
Advertising and marketing	215,477	198,417	488,318	569,127
Depreciation and amortization	112,914	128,536	346,084	435,644
Total operating expenses	5,097,932	4,922,484	16,641,567	15,009,402

(Loss) income from operations	(5,579,883)	(1,732,380)	(13,969,479)	3,725,486

Other income (expense):
Interest income	47,147	12,712	98,411	45,789
Interest income - related parties	504	505	1,496	582,128
Interest expense	(370,376)	(261,070)	(961,196)	(613,338)
Interest expense - related parties	-	-	-	(3,222)
Other income	313,156	19,500	321,331	319,153
Foreign currency transaction (loss) gain	(1,394)	16,169	(25,606)	21,679
Total other (expense) income, net	(10,963)	(212,184)	(565,564)	352,189

(Loss) income before (benefit from) provision for income taxes	(5,590,846)	(1,944,564)	(14,535,043)	4,077,675

(Benefit from) provision for income taxes	(1,156,675)	(398,998)	(3,044,380)	803,305

Net (loss) income	(4,434,171)	(1,545,566)	(11,490,663)	3,274,370

Net (loss) income attributable to non-controlling interests	(1,539)	(6,828)	(7,222)	56,348

Net (loss) income attributable to Snail, Inc. and Snail Games USA Inc.	(4,432,632)	(1,538,738)	(11,483,441)	3,218,022

Comprehensive income statement:

Other comprehensive income (loss) related to currency translation adjustments, net of tax	(1,512)	5,682	19,515	(76,720)

Total comprehensive (loss) income	$(4,434,144)	$(1,533,056)	$(11,463,926)	$3,141,302

Net (loss) income attributable to Class A common stockholders:
Basic	$(955,763)	$(1,538,738)	$(2,477,768)	$3,218,022
Diluted	$(955,763)	$(1,538,738)	$(2,477,768)	$3,218,022

Net loss attributable to Class B common stockholders:
Basic	$(3,476,869)	$-	$(9,005,673)	$-
Diluted	$(3,476,869)	$-	$(9,005,673)	$-

(Loss) income per share attributable to Class A and B common stockholders:
Basic	$(0.12)	$(0.04)	$(0.31)	$0.09
Diluted	$(0.12)	$(0.04)	$(0.31)	$0.09

Weighted-average shares used to compute income per share attributable to Class A common stockholders(1):
Basic	7,901,145	35,000,000	7,909,715	35,000,000
Diluted	7,901,145	35,000,000	7,909,715	35,000,000

Weighted-average shares used to compute income per share attributable to Class B common stockholders:
Basic	28,748,580	-	28,748,580	-
Diluted	28,748,580	-	28,748,580	-

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the Nine Month Period Ended September 30,	2023	2022

Cash flows from operating activities:
Net (loss) income	$(11,490,663)	$3,274,370
Adjustments to reconcile net income to net cash used in operating activities:
Amortization - intangible assets - license	-	250,000
Amortization - intangible assets - license, related parties	1,253,623	5,552,938
Amortization - intangible assets - other	603	672
Amortization - loan origination fees and debt discounts	142,656	19,149
Depreciation and amortization - property and equipment	346,084	435,644
Stock-based compensation expense	622,007	-
Gain on lease termination	-	(122,533)
Gain on paycheck protection program and economic injury disaster loan forgiveness	-	(174,436)
Gain on disposal of fixed assets	-	(17,067)
Interest income from shareholder loan	-	(580,878)
Interest income from restricted escrow deposit	(33,935)	-
Deferred taxes	(3,058,738)	-

Changes in assets and liabilities:
Accounts receivable	2,674,655	7,648,432
Accounts receivable - related party	(255,045)	(3,803,606)
Prepaid expenses - related party	(2,500,000)	(4,875,000)
Prepaid expenses and other current assets	156,450	(2,232,406)
Other noncurrent assets	(2,903)	(15,228)
Accounts payable	846,553	2,905,024
Accounts payable - related party	(248,391)	(1,402,791)
Accrued expenses	134,131	(127,993)
Interest receivable - related parties	(1,496)	-
Interest payable - related parties	-	1,490
Lease liabilities	(148,233)	(103,782)
Deferred revenue	767,883	(7,297,736)
Net cash used in operating activities	(10,794,759)	(665,737)

Cash flows from investing activities:
Repayment on loan provided by related party	-	(300,000)
Purchases of property and equipment	-	(5,256)
Proceeds from sale of property and equipment	-	19,500
Repayment on Pound Sand note	-	1,496,063
Net cash provided by investing activities	-	1,210,307

Cash flows from financing activities:
Repayments on promissory note	(59,589)	(57,967)
Repayments on note payable	(3,750,000)	(3,333,333)
Repayments on revolving loan	(3,000,000)	-
Borrowings on note payable	2,275,000	-
Borrowings on short-term note	-	10,000,000
Proceeds from issuance of convertible notes	847,500	-
Payments on paycheck protection program and economic injury disaster loan	-	(90,198)
Refund of payments on paycheck protection program and economic injury disaster loan	-	48,305
Cash dividend declared and paid	-	(8,200,000)
Refund of dividend withholding tax overpayment	1,886,600	-
Purchase of treasury stock	(257,093)	-
Payments of offering costs in accounts payable	(342,318)	-
Net cash used in financing activities	(2,399,900)	(1,633,193)

Effect of currency translation on cash and cash equivalents	20,390	(52,810)

Net decrease in cash and cash equivalents, and restricted cash and cash equivalents	(13,174,269)	(1,141,433)

Cash and cash equivalents, and restricted cash and cash equivalents - beginning of period	19,238,185	16,554,115

Cash and cash equivalents, and restricted cash and cash equivalents – end of period	$6,063,916	$15,412,682

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$725,885	$594,189
Income taxes	$504,581	$831,400
Noncash transactions during the period for:
Loan and interest payable - related parties	$-	$103,890
Loan and interest receivable - related parties	$-	$(103,890)
Loan and interest from shareholder	$-	$94,934,400
Dividend distribution	$-	$(94,934,400)
Deferred tax assets	$(241,229)	$-
Prepaid income taxes	$241,229	$-
Change in deferred revenues due to gain contingency	$1,209,430	$-
Change in other receivables due to gain contingency	$(1,209,430)	$-
Noncash finance activity during the period for:
Issuance of warrants in connection with equity line of credit	$(105,411)	$-
Gain on paycheck protection program and economic injury disaster loan forgiveness	$-	$(174,436)